UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2026 (November 30, 2025)

QUANTUMZYME CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-56725	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

15656 Bernardo Center Drive Suite 801

San Diego, CA 92127

Tel.: 858-225-2902

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

QUANTUMZYME CORP.

Form 8-K

Current Report

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously announced, on January 7, 2026, the Board of Directors of Quantumzyme Corp. (the “Company”) approved (i) an amendment to the Company’s Articles of Incorporation to change the Company’s name from Quantumzyme Corp. to Quantum Genesis AI Corp. (the “Name Change”), and (ii) to change the Company’s OTC stock trading symbol (the “Symbol Change”). On November 30, 2025, the holder of 79.56% of the voting power of the Company’s outstanding capital stock approved the Name Change by written consent.

The Company filed a Certificate of Amendment to the Articles of Incorporation (the “Amended Articles”) with the Secretary of State of the State of Nevada on February 11, 2026. The Name Change became effective upon filing. A copy of the Amended Articles is attached hereto as Exhibit 3.1.

The Name Change and Symbol Change were processed and announced by FINRA on February 13, 2026, and shall take effect in the market at the open of business on February 17, 2026 (the “Effective Date”). The Company’s trading symbol shall be “QGAI” on the Effective Date.

The Name Change and Symbol Change will not affect the rights of shareholders and will not result in any change to the Company’s authorized capital, issued and outstanding shares, or par value. The Company’s CUSIP number will not change in connection with the Name Change and Symbol Change.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
3.1	Certificate of Amendment filed February 11, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANTUMZYME CORP.

Dated: February 13, 2026	/s/ Naveen Krishnarao Kulkarni
By: Naveen Krishnarao Kulkarni
Its: Chief Executive Officer

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